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Exhibit 5.1

November 13, 2009

Merge Healthcare Incorporated
6737 West Washington Street, Suite 2250
Milwaukee, Wisconsin  53214-5650

Re:	Merge Healthcare Incorporated
Registration Statement on Form S-3 (SEC No. 333-161691)

Ladies and Gentlemen:

We have acted as counsel to Merge Healthcare Incorporated (the "Company") in connection with the issuance and sale of up to 9,084,032 shares (the “Shares”) of the Company’s Common Stock (the “Common Stock”), pursuant to the above-referenced Registration Statement on Form S-3, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), the related prospectus included therein (the “Prospectus”) and the prospectus supplement to be filed with the Securities and Exchange Commission pursuant to Rule 424(b) promulgated under the Act (the “Prospectus Supplement”).

In arriving at the opinions expressed below, we have examined and relied, to the extent we deemed proper, on certificates of officers of the Company as to factual matters, and on originals or copies certified or otherwise identified to our satisfaction, of all such corporate records of the Company and such other instruments and certificates of public officials and other persons as we have deemed appropriate. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons.

U.S. practice conducted through McDermott Will & Emery LLP.

227 West Monroe Street Chicago Illinois 60606-5096  Telephone: +1 312 372 2000  Facsimile: +1 312 984 7700   www.mwe.com

Merge Healthcare Incorporated

Based upon, subject to and limited by the foregoing, we are of the opinion that, as of the date hereof, the Shares have been duly and validly authorized and upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, the Prospectus and the Prospectus Supplement, will be validly issued, fully paid and nonassessable.

We express no opinion as to the applicability of, compliance with or effect of, the law of any jurisdiction other than United States Federal law, the laws of the State of New York and the General Corporation Law of the State of Delaware.

We hereby consent to the references to our firm under the caption "Legal Opinions" in the Registration Statement and any Prospectus Supplement and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ McDermott, Will & Emery